EXHIBIT 99.1
Fannie Mae Debt Outstanding 1/
2003 through January 31, 2006

Debt Outstanding (in Millions)	12/31/03	12/31/04	12/31/05	1/31/06
Discount Notes	$137,528	$143,455	$92,924	$84,723
Benchmark Bills	191,315	157,501	75,000	73,500
FX Discount Notes	1,540	7,630	1,818	1,211
Other Short Term 2/	15,622	11,737	2,799	3,043

Total Short Term	$346,005	$320,323	$172,541	$162,477
Short term debt average maturity (in days)	100	61	66	65

Benchmark Notes & Bonds	$282,602	$267,091	$266,295	$265,295
Callable Benchmark Notes	44,250	31,250	22,370	22,370
Subordinated Benchmark Notes	12,500	12,500	12,500	12,500
Final Maturity Amortizing Notes	—	750	1,736	1,696
Other Callable & Noncallable Notes & Bonds 3/	281,601	323,113	290,802	293,297

Total Long Term	$620,953	$634,704	$593,703	$595,158
Long term debt average maturity (in months)	54	47	48	48
Total Debt Outstanding	$966,958	$955,027	$766,244	$757,635
Total debt average maturity (in months)	36	32	38	38

Numbers presented in this report may change as a result of the pending reaudit and restatement of Fannie Mae’s previously published financial statements. More information regarding the re-audit and restatement may be found in Form 8-Ks Fannie Mae filed with the Securities and Exchange Commission on December 22, 2004, March 18, 2005, May 11, 2005, August 9, 2005 and November 10, 2005.

Notes:

1/	Reported amounts represent the unpaid principal balance at each reporting period or, in the case of the long-term zero coupon bonds, at maturity. Unpaid principal balance does not reflect the effect of currency adjustments, debt basis adjustments, and amortization of discounts, premiums, and issuance costs. Previously reported amounts have been revised to conform to the current period presentation.

2/	Other Short Term includes coupon bearing short term notes, dollar rolls, overnight Fed funds, Benchmark repos, investment agreements, and LIP security lending.

3/	Other Callable & Noncallable Notes & Bonds includes all long-term non-Benchmark Securities such as globals, zero-coupon securities, medium-term notes, and other long-term debt securities.